UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2026
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Cushman & Wakefield Ltd.
(Exact name of registrant as specified in its charter)
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Bermuda	001-38611	98-1896559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Clarendon House, 2 Church Street
Hamilton HM 11, Bermuda
(Address of principal executive offices) (Zip Code)

+1 441 295 1422
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value	CWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 14, 2026, at the 2026 annual general meeting of shareholders (the “Annual Meeting”) of Cushman & Wakefield Ltd. (the “Company”), the Company’s shareholders approved, as further described in Item 5.07 of this Current Report on Form 8-K, the Company's 2026 Omnibus Share and Cash Incentive Plan (the “2026 Plan”). The 2026 Plan replaces both the Company's Fourth Amended & Restated 2018 Omnibus Management Share and Cash Incentive Plan and Third Amended & Restated Omnibus Non-Employee Director Share and Cash Incentive Plan (the “Prior Plans”). The 2026 Plan provides certain employees, non-employee directors, consultants and independent contractors of the Company and its affiliates with incentives and rewards to encourage them to continue in the service of the Company and its affiliates. A more complete description of the 2026 Plan is set forth under the heading “Proposal 4 - Approval of our 2026 Omnibus Share and Cash Incentive Plan” in the Company’s definitive proxy statement for the Annual Meeting (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 3, 2026, the description of which is incorporated herein by reference.
The 2026 Plan was previously adopted by the Company’s Compensation Committee of its Board of Directors (“Board”) on March 26, 2026, subject to shareholder approval. The maximum number of common shares of the Company (“Common Shares”) that are initially available for awards granted under the 2026 Plan is (i) 12,150,000 Common Shares, plus (ii) 291,984 Common Shares that were previously available for awards under the Prior Plans as of May 14, 2026 (the effective date of the 2026 Plan).
The foregoing description of the 2026 Plan is qualified in its entirety by reference to the full text of the 2026 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
As noted above, on May 14, 2026, the Company held the Annual Meeting. The final voting results for each matter submitted to a vote of the Company’s shareholders at the Annual Meeting are as follows:

	For	Against	Abstain	Broker Non-Votes
1. To elect the three nominees named in the Proxy Statement to the Board to a one-year term expiring at the 2027 annual general meeting:
Jodie McLean	202,181,285	6,450,424	32,863	11,469,542
Timothy Wennes	208,444,766	186,493	33,313	11,469,542
Billie Williamson	208,316,314	315,390	32,868	11,469,542

2. To appoint KPMG LLP as independent auditor for the year ending December 31, 2026 and to authorize the Audit Committee of its Board to set the independent auditor’s remuneration.	218,134,007	1,923,817	76,290	—

3. To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement (“Say on Pay”).	203,900,649	4,706,771	57,152	11,469,542

4. To approve the 2026 Plan.	191,432,616	17,159,619	72,337	11,469,542
Consistent with the votes cast with respect to Proposal 3, above, and with the recommendation of the Board, the Company will hold future advisory votes on the compensation of its named executive officers annually until the next required advisory shareholder vote on the frequency of future advisory votes on executive compensation as required pursuant to Section 14(A) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1 * #	2026 Omnibus Share and Cash Incentive Plan, effective May 14, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

* Furnished herewith.
# Indicates management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUSHMAN & WAKEFIELD LTD.

Date: May 14, 2026
/s/ Noelle J. Perkins
Noelle J. Perkins
Executive Vice President, Chief Legal Officer & Secretary